AMENDMENT NO. 1 TO MANAGEMENT AGREEMENT


     This Amendment No. 1 to the Management Agreement dated November ___, 2004 (the "Agreement"), by and between Met Investors Series Trust and Met Investors Advisory LLC (the "Manager"), is entered into effective the 30th day of April, 2005.

     WHEREAS the Agreement provides for the Manager to provide certain services to the Trust for which the Manager is to receive agreed upon fees; and

     WHEREAS the Manager and the Trust desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Trust hereby agree that the Agreement is amended as follows:

     1. Schedule A of the Agreement hereby is amended to add the following additional Portfolios:


                         Portfolio                                    Percentage of average daily net assets

------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------

MetLife Defensive Strategy Portfolio                         0.10% of first $500 million of such assets plus 0.075%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.05% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MetLife Moderate Strategy Portfolio                          0.10% of first $500 million of such assets plus 0.075%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.05% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MetLife Balanced Strategy Portfolio                          0.10% of first $500 million of such assets plus 0.075%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.05% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MetLife Growth Strategy Portfolio                            0.10% of first $500 million of such assets plus 0.075%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.05% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------
------------------------------------------------------------ ---------------------------------------------------------
MetLife Aggressive Strategy Portfolio                        0.10% of first $500 million of such assets plus 0.075%
                                                             of such assets over $500 million up to $1 billion plus
                                                             0.05% of such assets over $1 billion
------------------------------------------------------------ ---------------------------------------------------------


     2. All other terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 30th day of April, 2005. MET INVESTORS SERIES TRUST


                                    By:______________________
                                         Name:  Elizabeth M. Forget
                                         Title:    President



                                    MET INVESTORS ADVISORY LLC


                                    By:_______________________
                                         Name:  Elizabeth M. Forget
                                         Title:    President